UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2021

Blackstone Private Credit Fund

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	814-01358 (Commission File Number)	84-7071531 (I.R.S. Employer Identification No.)
345 Park Avenue, 31st Floor New York, New York (Address of principal executive offices)		10154 (Zip Code)

Registrant’s telephone number, including area code: (212) 503-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Election of Directors

Effective October 18, 2021, the board of trustees (the “Board”) of Blackstone Private Credit Fund (the “Company”) appointed Vikrant Sawhney to the Board. Mr. Sawhney’s appointment brings the total number of trustees on the Board to seven, four of whom are not “interested persons” of the Company as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended.

Mr. Sawhney currently serves as Chief Administrative Officer and Global Head of Institutional Client Solutions of Blackstone Inc., an affiliate of the Company’s adviser, Blackstone Credit BDC Advisors LLC (the “Adviser”). Since joining Blackstone in 2007, Mr. Sawhney started Blackstone Capital Markets and also served as the Chief Operating Officer of the Private Equity group. Before joining Blackstone, Mr. Sawhney worked as a Managing Director in the Financial Sponsors Group at Deutsche Bank, and prior to that was an Associate at the law firm Simpson Thacher & Bartlett LLP.

Mr. Sawhney represented Blackstone as a Rockefeller Fellow during 2010-2011, and currently sits on the board of the Blackstone Charitable Foundation. He is also the Board Chair of Dream, an east Harlem-based educational and social services organization. He graduated from Dartmouth College and received a J.D. from Harvard Law School.

Mr. Sawhney has not been elected to serve as a trustee pursuant to any agreement or understanding with the Company or any other person and there are no transactions in which Mr. Sawhney has an interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Sawhney will not receive compensation from the Company in his capacity as trustee as the Company does not pay compensation to its trustees who also serve in an executive office capacity for the Adviser or its affiliates.

Item 7.01	Regulation FD Disclosure

On October 19, 2021, the Adviser and the Company issued a press release announcing the appointment of Vikrant Sawhney to the Company’s Board, and such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information disclosed under this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events

On October 11, 2021, a wholly-owned subsidiary of the Company and a third-party investor entered into a limited liability company agreement with respect to a newly-formed operating company, Specialty Lending Company LLC (“SLC”). SLC is a specialty finance company focused on consumer credit. Investment decisions and all other material decisions in respect of SLC must be approved by directors designated by the Company and the third-party investor, each of whom have equal voting rights. The wholly-owned subsidiary of the Company and the third-party investor each committed $315 million and $35 million, respectively, to SLC.

Item 9.01	Financial Statements and Exhibits

(d) Exhibit

Exhibit No.	Description

99.1	Press Release of Blackstone Alternative Credit Advisors LP dated October 19, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE PRIVATE CREDIT FUND

Date: October 19, 2021	By:	/s/ Marisa J. Beeney
	Name:	Marisa J. Beeney
	Title:	Chief Compliance Officer, Chief Legal Officer and Secretary